AMENDMENT NO. 1 dated as of March 2002 (this "Amendment") to the Employment Agreement dated November 14, 2000 (the "Employment Agreement"), by and between RESOLUTION PERFORMANCE PRODUCTS LLC, a Delaware limited liability company (the "Company") and MARVIN O. SCHLANGER ("Executive").

WHEREAS, Executive and the Company desire to amend Executive's Employment Agreement with respect to the Executive's compensation, to be effective on and after January 1, 2002, as specifically set forth in this Amendment.

NOW, THEREFORE, it is therefore hereby agreed by and between the parties as follows:

    Compensation and Benefits.

    Sections 3(a) and (b) of Executive's Employment Agreement are hereby amended in their entirety to read as follows:

        Base Salary. The Company shall pay Executive a base salary ("Base Salary") at the annual rate of $300,000. The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company and shall be subject to increase as determined by the compensation committee of the Board of Directors of the Company (the "Compensation Committee").
        Bonus. In addition to the Base Salary, Executive shall be entitled to receive a cash bonus (the "Bonus") with respect to each fiscal year; provided that Executive is employed by the Company on the last day of such fiscal year. The Bonus shall be based on the Company's achievement of certain operating and/or financial goals to be established by the Compensation Committee, with an annual target bonus amount equal to 100% of Executive's then current Base Salary.
        Effectiveness. This Amendment shall become effective as of January 1, 2002 (the "Effective Date").
    No Other Amendments. Except as expressly set forth herein, Executive's Employment Agreement remains in full force and effect in accordance with its terms and nothing contained herein shall be deemed to be a waiver, amendment, modification or other change of any term, condition or provision of Executive's Employment Agreement.
    References to the Employment Agreement. From and after the Effective Date, all references in the Employment Agreement and any other documents to the Employment Agreement shall be deemed to be references to the Employment Agreement after giving effect to this Amendment.
    Headings. The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment.
    Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.
    Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

RESOLUTION PERFORMANCE PRODUCTS LLC

By: /s/ Marvin O. Schlanger

Name: Marvin O. Schlanger

Title: Chairman

/s/ Marvin O. Schlanger

Name: Marvin O. Schlanger